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                                                                    EXHIBIT 99.1


FRANKLIN BANCORP, INC.
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NEWS  RELEASE
24725 West Twelve Mile Road                       For more information contact:
Southfield, MI   48034                            Crystal Ratledge
                                                  Solomon Friedman Advertising
                                                  (248) 540-0660


           DAVID L. SHELP TO CONTINUE AS PRESIDENT AND CEO OF FRANKLIN
             BANCORP, INC. AND FRANKLIN BANK, NATIONAL ASSOCIATION

         Southfield, Michigan, April 3, 2003. (NasdaqNM:FBCP) George J. Hall, who was approved on March 19, 2003 as the new President and CEO of both Franklin Bancorp Inc. and its operating subsidiary, Franklin Bank N.A. (Nasdaq:
FBCP-News) headquartered in Southfield, Michigan, has tendered his resignation for undisclosed personal reasons. Current President and CEO of Bancorp, David L. Shelp, who had previously announced his retirement, has agreed, in light of the sudden change of events, to postpone his retirement and continue to provide leadership to both Franklin Bancorp Inc. and Franklin Bank N.A., as President and CEO until a replacement is found. The Board of Directors has appointed a Search Committee to recommence the search for a suitable candidate.

                  "David Shelp has been a superb executive at Franklin Bank for almost 20 years. His agreement to postpone his retirement is but one more example of his selflessness and dedication," said David F. Simon, Chairman of Franklin Bancorp.

                  "We are delighted that he has agreed to defer his personal plans in order to continue to provide the Bank with stability and leadership," added Simon.



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         Mr. Shelp is a 30-year veteran of the banking industry, the last 20 years in various executive positions at Franklin Bank. Most recently, Mr. Shelp served as President and CEO of Franklin Bank since November 2000 and in the same positions with Franklin Bancorp since its formation in August 2002. "We have an excellent organization; one which I am proud to lead. Franklin remains fully committed to the deliverance of superior customer service. My plans to `go fishing' will just have to wait."

         Franklin Bancorp, Inc. serves as the holding company of Franklin Bank, National Association and is headquartered in Southfield, Michigan. Franklin Bank specializes in serving small and medium-size business customers and their owners throughout the metropolitan Detroit area. Franklin Bank's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit Franklin's website at http://www.franklinbank.com

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The matters discussed in this press release contain forward-looking statements that involve risk and uncertainties. Words or phrases "will result," "expect," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ, include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national economy and changes in economic conditions of the Bank's market area and the other risks detailed from time to time in Franklin Bancorp's SEC reports, including Franklin Bancorp's report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. These forward-looking statements represent Franklin Bancorp's judgment as of the date of this report. Franklin Bancorp disclaims, however, any intent or obligation to update these forward-looking statements.